UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

__________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2017

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 RESTAURANT BRANDS INTERNATIONAL INC.
RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

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Canada	001-36786	98-1202754
Ontario	001-36787	98-1206431
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

Restaurant Brands International Inc.
Restaurant Brands International Limited Partnership
226 Wyecroft Road
Oakville, Ontario L6K 3X7
(Address of principal executive offices, including Zip Code)

(905) 845-6511
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Extension of Maturity Date of Senior Secured Revolving Credit Facility
On October 13, 2017, 1011778 B.C. Unlimited Liability Company, an unlimited liability company organized under the laws of British Columbia (the “Parent Borrower”), and New Red Finance, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Issuer (the “Subsidiary Borrower” and, together with the Parent Borrower, the “Borrowers”), each a subsidiary of Restaurant Brands International Inc., a corporation organized under the laws of Canada (the “Company”) extended the maturity date from December 12, 2019 to October 13, 2022 of the Company’s senior secured revolving credit facility (the “Revolving Credit Facility”) under its Credit Agreement, dated as of October 27, 2014, as amended by Amendment No. 1 dated as of May 22, 2015, Amendment No. 2 dated as of February 17, 2017, Incremental Facility Amendment dated as of March 27, 2017 and Incremental Facility Amendment No. 2 dated as of May 17, 2017 (the “Credit Agreement”), by and among the Parent Borrower, Subsidiary Borrower, 1013421 B.C. Unlimited Liability Company, as holdings, the guarantors party thereto, the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent. The extension was affected through the termination of the existing revolving credit commitments and the entry into Incremental Facility Amendment No. 3 (the “October 2017 Incremental Amendment”) to the Credit Agreement. The October 2017 Incremental Amendment maintains the same $500.0 million in aggregate principal amount of commitments under the Revolving Credit Facility.
As amended, the Revolving Credit Facility matures on October 13, 2022, provided that if, on October 15, 2021, more than an aggregate of $150 million of the 4.625% first lien senior secured notes due January 15, 2022 are outstanding, then the maturity date of the Revolving Credit Facility shall be October 15, 2021. There were no other material changes to the terms of the Credit Agreement.
The lenders under the Revolving Credit Facility, as amended by the October 2017 Incremental Amendment, and their affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for the Company and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses.
The foregoing summary of the October 2017 Incremental Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms of the October 2017 Incremental Amendment, filed as Exhibit 10.45 hereto, which is incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 1.02.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.45
Incremental Facility Amendment No. 3, dated as of October 13, 2017, to the Credit Agreement, dated October 27, 2014, by and among 1011778 B.C. Unlimited Liability Company, as parent borrower, New Red Finance, Inc., as subsidiary borrower, 1013421 B.C. Unlimited Liability Company, as parent guarantor, the other guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTAURANT BRANDS INTERNATIONAL INC.
RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP, by its general partner RESTAURANT BRANDS INTERNATIONAL INC.

By: /s/ Jill Granat
Name: Jill Granat
Title: General Counsel and Corporate Secretary

Date: October 16, 2017